EXHIBIT 32

                             JOINT FILING AGREEMENT

         Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed in one or more counterparts.

Dated:  October 4, 2007


                 PARDUS SPECIAL OPPORTUNITIES MASTER FUND L.P.

                   By:  Pardus Capital Management L.P., its Investment Manager

                   By:  Pardus Capital Management LLC, its general partner


                   By: /s/ Karim Samii
                      --------------------------------------------------
                        Name:  Karim Samii
                        Title:  Sole Member


                 PARDUS CAPITAL MANAGEMENT L.P.

                   By:  Pardus Capital Management LLC, its general partner


                   By: /s/ Karim Samii
                      --------------------------------------------------
                        Name:  Karim Samii
                        Title:  Sole Member


                 PARDUS CAPITAL MANAGEMENT LLC


                   By: /s/ Karim Samii
                      --------------------------------------------------
                        Name:  Karim Samii
                        Title:  Sole Member


                   /s/ Karim Samii
                   -----------------------------------------------------
                            Karim Samii